As filed with the Securities and Exchange Commission on December 8, 2006

Registration No. 333-139087

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKEENA SOLAR, INC.

(Name of Small Business Issuer in Its Charter)

Delaware	8711	20-5132054
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

605 University Avenue
Los Gatos, California 95032

(Address and Telephone Number of Principal Executive Offices)
(Address of Principal Place of Business
or Intended Principal Place of Business)

Barry Cinnamon
Chief Executive Officer
Akeena Solar, Inc.
605 University Avenue
Los Gatos, California 95032
(408) 395-7774

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Harvey J. Kesner, Esq.
Haynes and Boone, LLP
153 East 53rd Street
New York, New York 10022
(212) 659-7300

As soon as practicable after the effective date of this registration statement

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Gatos, State of California, on December 8, 2006.

AKEENA SOLAR, INC.
By: /s/ Barry Cinnamon Barry Cinnamon President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Barry Cinnamon	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006

Barry Cinnamon

/s/ David Wallace	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2006

David Wallace

*	Director	December 8, 2006

Ed Roffman

*	Signed by Barry Cinnamon as attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description
2.1		Agreement of Merger and Plan of Reorganization, dated as of August 11, 2006, by and among Fairview Energy Corporation, Inc., ASI Acquisition Sub, Inc. and Akeena Solar, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
3.1		Certificate of Incorporation of Fairview Energy Corporation, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Fairview Energy Corporation, Inc. filed with the Commission on August 7, 2006).
3.2		By-laws of Fairview Energy Corporation, Inc. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Fairview Energy Corporation, Inc. filed with the Commission on August 7, 2006).
3.3		Certificate of Amendment to Certificate of Incorporation of Fairview Energy Corporation, Inc., changing the Company’s name to Akeena Solar, Inc. (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of Fairview Energy Corporation, Inc. filed with the Commission on August 7, 2006).
5	.1*	Opinion of Haynes and Boone, LLP.
10.1		Akeena Solar, Inc. 2006 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.2		Form of Akeena Solar, Inc. Private Placement Subscription Agreement. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.3		Form of Akeena Solar, Inc. Registration Rights Agreement. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.4		Form of Lockup Agreement. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.5		Relationship Ready Credit Agreement, dated August 31, 2005, by and between Akeena, Inc. and Citibank (West) FSB. (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.6		Commercial Guaranty, dated August 31, 2005, of Barry Cinnamon to Citibank (West) FSB. (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.7		Commercial Security Agreement, dated August 31, 2005, between Akeena, Inc. and Citibank (West) FSB. (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.8		Form of Customer Purchase Agreement. (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).

Exhibit No.		Description
10.9		Form of Indemnification Agreement. (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.10		Letter Agreement, dated July 19, 2006, between Akeena Solar, Inc. and Lippert/Heilshorn & Associates. (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
10.11		Standard Industrial/Commercial Single-Tenant Lease – Net, dated September 30, 2002, between Mattiuz Children’s Trust and Akeena Solar, Inc., as amended by Addendum to Standard Industrial/Commercial Single-Tenant Lease – Net, dated April 26, 2004, Second Addendum Standard Industrial/Commercial Single-Tenant Lease – Net, dated April 30, 2005 and Third Addendum to Standard Industrial/Commercial Single-Tenant Lease, dated July 7, 2006. (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K/A of Akeena Solar, Inc. filed with the Commission on August 28, 2006).
10.12		Letter Agreement, dated July 21, 2006, by and between Akeena Solar, Inc. and Westminster Securities Corp. (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K/A of Akeena Solar, Inc. filed with the Commission on August 28, 2006).
21.1		List of Subsidiaries. (Incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of Akeena Solar, Inc. filed with the Commission on August 14, 2006).
23	.1**	Consent of Marcum & Kliegman LLP.
23	.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney.

*	Filed herewith.

**	Previously filed.